UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2008

CHAMPIONS BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 North 14th Street, Arlington, Virginia 22209
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 630-1313

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.	Results of Operations and Financial Condition.

       On September 16, 2008, Champions Biotechnology, Inc. (the “Company”) announced its results of operations for its fiscal quarter ended July 31, 2008. A copy of the Company’s press release announcing such results dated September 16, 2008 is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.
99.1 Press Release dated September 16, 2008

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS BIOTECHNOLOGY, INC.
(Registrant)

Date: September 17, 2008	By:	/s/ Douglas D. Burkett
Douglas D. Burkett
President

Exhibit 99.1

Champions Biotechnology, Inc.	NEWS
1400 North 14th Street, Arlington, Virginia 22209 USA. Tel. 410-630-1313

For Immediate Release

Champions Biotechnology Reports Fiscal 2009 First Quarter Financial Results

       Arlington, VA, September 16, 2008 -- Champions Biotechnology, Inc. (OTC Bulletin Board: CSBR), a company engaged in the development of advanced preclinical platforms and tumor specific data to enhance the value of oncology drugs, reports its financial results for the first fiscal quarter ended July 31, 2008. Full details of the Company’s financial results are available in the Company’s Form 10-Q at www.championsbiotechnology.com.

       Total revenues for the first quarter of 2009 increased to $673,117, or 169% compared to $250,000 for the same period in 2008. The Company derived its revenues primarily from its Personalized Oncology business.

       Total operating expenses for the first quarter of 2009 were $861,315, an increase of 249% compared to $246,791 for the same period of last year. First quarter 2009 operating expenses included the following:

       Research and development expenses of $217,163, an increase of 190% compared to $75,000 for the comparable prior period in fiscal 2008. The increase of $142,163 was primarily related to expenses for Tumorgraft acquisition and development and increased expenses related to the development of the Company’s lead oncology drug candidate, SG410.

       The costs of personalized oncology and preclinical contract services were $259,600 for the quarter ended July 31, 2008 as compared to $80,562 in the quarter ended July 31, 2007.

       General and administrative expenses in the first quarter of 2009 were $384,552 compared to $91,229 in the comparable quarter of 2008, an increase of $293,323 or 322%. Expenses increased as the Company grew its operational infrastructure including the addition of personnel, consultants and offices.

       The Company reported a net loss of $167,482 or $0.01 per diluted shares for the first quarter of 2009 as compared to net income of $8,568 or $0.00 per diluted shares in the first quarter of 2008.

       The Company’s cash position on July 31, 2008, was $3,494,872. During the first quarter of 2009, the Company used $212,159 in operating activities, $14,372 in investing activities and generated $12,267 in financing activities. The Company’s working capital as of July 31, 2008 was $2,672,380.

“We achieved our goals for growing and validating our Biomerk Tumorgraft™ preclinical platform during the first quarter and began generating revenue from its use in our Preclinical eValuation business,” stated Douglas Burkett, Ph.D., President of Champions Biotechnology, Inc. “We believe that Biomerk Tumorgrafts are predictive of Phase II clinical outcomes. Such predictive capability would represent a leap in preclinical technology. Our ultimate goal is to use our predictive platform to screen drug candidates and acquire or license the most promising candidates to build our own pipeline of high value oncology drugs. This is expected to be the leading value driver for the Company. We look forward to updating our shareholders as we move ahead.”

       Highlights of the first quarter are:
       (1)   The Company grew its preclinical platform by expanding its Tumorgraft inventory and then propagating and storing banks of Biomerk Tumorgrafts for use in future analysis of oncology drugs.
       (2)   The growing platform of Biomerk Tumorgrafts enabled the Preclinical eValuation business to begin generating revenue. Biomerk Tumorgrafts are used to evaluate the efficacy of drug candidates pursuant to contracts with leading pharmaceutical companies.
       (3)   The Company advanced discussions, designed studies and prepared protocols for several of the world’s largest pharmaceutical companies; the Company anticipates that these relationships will result in future revenue for the Preclinical eValuation business.
       (4)   The Company began initiatives to grow its own drug development business. The Company is actively seeking preclinical stage oncology drug candidates that it may license or acquire based on evaluation of the drugs in its Biomerk Tumorgrafts. If candidates demonstrate efficacy in the Biomerk Tumorgraft models, the Company plans to advance them through preclinical trials and then sell or license the drug to, or partner with, leading pharmaceutical or biotech companies for the remaining clinical development. The Company believes that its Biomerk Tumorgraft preclinical platform is predictive of Phase II clinical trial results and therefore drug candidates that demonstrate efficacy in the model will significantly increase in value.

       For more information regarding Champions Biotechnology please visit our web site at www.championsbiotechnology.com.

About Champions Biotechnology, Inc.

Champions Biotechnology, Inc. is engaged in the development of advanced preclinical platforms and predictive tumor specific data to enhance and accelerate the value of oncology drugs. The Company’s Preclinical Platform is a novel approach based upon the implantation of primary human tumors in immune deficient mice followed by propagation of the resulting xenografts (Biomerk Tumorgrafts™) in a manner that preserves the biological characteristics of the original human tumor. The Company believes that these Tumorgrafts closely reflect human cancer biology and their response to drugs is predictive of clinical outcomes in cancer patients.

Champions Biotechnology leverages its preclinical platform to evaluate drug candidates and to develop a portfolio of novel therapeutic candidates through pre-clinical trials. As drugs progress through this early stage of development, the Company plans to sell, partner or license them to pharmaceutical and/or biotechnology companies, as appropriate. The Company also offers its predictive preclinical platform and tumor specific data to physicians for personalized patient care and to Companies for evaluation of oncology drugs in models that integrate prognostic testing with biomarker discovery.

Champions Biotechnology is dedicated to enhancing preclinical development tools, accelerating development and valuation of oncology drugs, and advancing personalized treatment with a goal to improve the lives of cancer patients globally.

This press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risk and uncertainties. Champions Biotechnology generally uses words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. One should not place undue reliance on these forward-looking statements. The Company’s actual results could differ materially from those anticipated in the forward-looking statements for many unforeseen factors. See Champions Biotechnology’s Form 10-KSB for the fiscal year ended April 30, 2008 for a discussion of such risks, uncertainties and other factors. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and Champions Biotechnology’s future results, levels of activity, performance or achievements may not meet these expectations. The Company does not intend to update any of the forward-looking statements after the date of this press release to conform these statements to actual results or to changes in Champions Biotechnology’s expectations, except as required by law.

CHAMPIONS BIOTECHNOLOGY, INC. WEB SITE:   www.championsbiotechnology.com